Exhibit 99.2

Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer Fourth Quarter 2005 Earnings Conference Call March 1, 2006

FORWARD-LOOKING STATEMENTS This press release and attached presentation contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the proposed merger of Remington Oil and Gas Corporation into a wholly owned subsidiary of Cal Dive or the anticipated results (financial or otherwise) thereof; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2004; and, with respect to the proposed Remington merger, actual results could differ materially from Cal Dive's expectations depending on factors such as the combined company's cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company's actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Cal Dive's and Remington's respective businesses as further outlined in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of the companies' respective Annual Reports on Form 10-K for the year ended December 31, 2004. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company's market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements. 2 Additional Information Cal Dive and Remington will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission ("SEC"). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Cal Dive free of charge by requesting them in writing from Cal Dive or by telephone at (281) 618-0400. You may obtain documents filed with the SEC by Remington free of charge by requesting them in writing from Remington or by telephone at (214) 210-2650. Cal Dive and Remington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Remington in connection with the merger. Information about the directors and executive officers of Cal Dive and their ownership of Cal Dive stock is set forth in the proxy statement for Cal Dive's 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Remington and their ownership of Remington stock is set forth in the proxy statement for Remington's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Presentation Outline I. Summary of Results II. Operational Highlights by Segment A. Marine Contracting i. Shelf Contracting ii. Deepwater Contracting B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Name Change IV. Questions & Answers 3

Summary of Results (all amounts in thousands, except per share amounts and percentages) 4 Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 Revenues $264,028 162,990 $209,338 Gross Profit 95,852 53,030 82,928 36% 33% 40% Net Income 56,006 25,269 42,671 21% 16% 20% Diluted Earning Per Share 0.69 0.32 0.53 EBITDA (see reconciliation in the attached financial summary) 108,126 73,040 101,175 41% 45% 48%

2002 2003 2004 2005 2006 12.4 32.8 79.9 143.2 190.9 83 5 Earnings Growth Estimate (Net Income in Millions) Guidance Range 12 33 80 143 273 191

2001 2002 2003 2004 2005 2005 12.3 4.9 7.4 13.4 16.5 22.4 6 Return on Capital Invested 4th QTR (See GAAP reconciliation at Company's website - www.caldive.com) 12 5 7 13 17 22

MARAD Construction and Other Long Term Debt Revolving Credit 7 (Amounts in Millions) 12/31/05 12/31/04 12/31/03 12/31/02 Debt To Book Capitalization 40% 35% 22% 40% Convertible Notes

Marine Contracting (MC) Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 Revenues $203,249 $101,451 $144,398 Gross Profit 60,796 16,152 42,052 30% 16% 29% 8 (Amounts reflected are before intercompany eliminations and pre-tax charges for marine asset value impairments in Q4/04) Q4/05: Overall revenues more than doubled year over year and increased by 41% sequentially. Approximately $40 million of the sequential increase resulted from the introduction of assets acquired from Stolt and Torch for two months of the quarter. The rest of the sequential revenue increase came from continually improving market conditions.

Marine Contracting (MC) cont. Gross profit margins improved by 14 points year over year and by one point sequentially, due to better utilization and pricing. The sequential improvement would have been better still without one time integration costs linked to the introduction of the newly acquired assets. Q1/06 and Outlook: We expect Q1/06 financial performance to improve further over Q4/05 due to a full quarter of contribution from most of the acquired assets and pricing increases. 9

Assets in Marine Contracting Segments

Segment → / Activity ↓	Shelf	Deepwater
Pipelay	*Rider* *Brave* *DLB 801*[1]	*Intrepid* *Express* *Caesar*[2]
Well Operations		*Q4000* *Seawell*
Robotic Intervention		*Northern Canyon*[3] Work Class ROVs x 24[4] Observation ROVs x 4 Trenching Vehicles x 4
Saturation Diving	*Uncle John* *Eclipse* *Mystic Viking* *Witch Queen*[5] *Kestrel*[6]	

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Assets in Marine Contracting Segments Segment Shelf Deepwater Activity Saturation Diving Cal Diver I Cal Diver II Constitution Midnight Star Portable Systems x 3 Air Diving Moored Vessels x 6 Utility Vessels x 9 General Diving Equipment 50% of DLB801 sold in January. Caesar to enter service early in 2007. Northern Canyon is a chartered vessel. Three vehicles are on order as of 12/31/05. Witch Queen is owned by OTSL, in which we have a 40% ownership stake. Kestrel to be acquired from Stolt in Q1/06. 11

MC - Shelf Contracting Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 85% 65% 65% Utilization Q4/05: Utilization reached a record level due to incremental demand caused by hurricanes Katrina and Rita. Q1/06 and Outlook: We expect this level of utilization to be maintained at least through the remainder of this year, as hurricane related inspection and repair work continues. The demand is so strong that we have negotiated term contracts (six months +) for several assets in what traditionally has been very much a spot market. 12

MC - Shelf Contracting Strategic Acquisitions Update The DB 801 was acquired from Stolt in early January and promptly mobilized to the Mexican market. A local company named Oceanografia purchased 50% of the asset and has the right to purchase the other 50%, after three years, under the terms of a charter/purchase agreement. The DSV Kestrel is expected to complete its work campaign with Stolt in Trinidad by the end of Q1/06. She will then be acquired and deployed on a 12 month + commitment to a major operator in the Gulf of Mexico. During Q4/05 we placed an order for a new portable saturation diving system. This will be received by Q2/06 and placed on a term contract. During Q4/05 we also purchased a saturation diving system from overseas and have already placed it on contract. 13

MC - Deepwater Contracting Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 Pipelay 96% 82% 100% Well Operations 98% 92% 94% Robotics 75% 59% 67% Utilization Q4/05: Pipelay asset utilization increased by 14% year over year due to improved market conditions, particularly for tie-back projects. The Intrepid had a full quarter of utilization and the Express worked nearly every day after entering service in late October. Both well intervention assets had near full utilization with the Seawell having a much better quarter for profitability compared to earlier 2005 quarters. The robotics group (Canyon) rounded off an exceptional year with a fourth consecutive record quarter. 14

MC - Deepwater Contracting Q1/06 and Outlook: The very strong deepwater pipelay market will likely result in both the Intrepid and Express1 being near fully utilized in 2006. Around 100 days of utilization will be achieved on internal projects. Both the Q4000 and the Seawell have very strong order books for 2006, although the Q4000 will be out of action for three weeks in Q1 for a thruster repair. Pricing continues to improve and we expect the Seawell, in particular, to see at least a 10 point gross profit increase on a year over year basis. The outlook is similarly bright for the robotics group (Canyon) with near term prospects being boosted by continuing hurricane related repair work. 15 (1 Except for 60 day upgrade program)

Production Facilities Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 Equity in Earnings $3,122 $3,555 $3,049 Production throughput (MBOe) 1,109 2,533 1,093 16 Q4/05: Production tariff income was negatively impacted by the mechanical shut-in of the first K2 well. Output from this well will likely be resumed in February following the fix of a downhole safety valve. Q1/06 and Outlook: The first K2 North well commenced production according to plan in mid January and a further six wells will be brought on line by the end of the year from the K2, K2 North and Genghis Khan fields. Equity Income for the year is still expected to fall in the guidance range of $27 - $32 million despite a throughput shortfall in Q1. The Independence Hub is still on track for mechanical completion by the end of the year, with an enhanced production capacity of 1 bcf/day (up from 850 mmcf/day).

Oil & Gas Production Fourth Quarter Fourth Quarter Third Quarter 2005 2004 2005 Revenues $69,375 $66,833 $75,463 Gross Profit 35,055 40,762 40,877 51% 61% 54% Production (BCFe): Shelf 4.6 7.1 6.1 Gunnison 2.1 2.7 2.3 Average Commodity Prices (net of hedging impact): Oil/Bbl $54.31 $39.77 $54.30 Gas/Mcf 11.36 6.83 8.66 17

Oil & Gas Production Q4/05: Shelf: Production of 4.6 Bcfe was 25% less than last quarter due to shut-ins from Hurricanes Katrina and Rita. Realized commodity prices were 17% higher overall than last quarter and 52% higher than those achieved in last year's fourth quarter. Natural gas made up 54% of the fourth quarter production. Gunnison: Production of 2.1 BCFe was relatively flat with last quarter's levels despite hurricane shut-ins. Oil made up 55% of Gunnison production in Q4. Outlook: Approximately 90% of pre-hurricane production is currently back on line. We estimate total production for Q1/06 will be between 8 to 9 Bcfe and reconfirm our guidance for the full year 2006 to be between 44 to 47 Bcfe. 18

Oil and Gas Production 2002 2003 2004 2005 Exploitation Additions Purchased Reserves 157 150 116 225 other 225 Bcfe proven reserves as of December 31, 2005 45%/55% Proved Developed/PUD ratio 60%/40% Natural Gas/Oil ratio PV10: $1.1 billion (pre-tax) Total Proven Reserves as of Year-end (Bcfe) 19

Cal Dive Hedges: As Of February 28, 2006 20

Name Change 21

Helix Energy Solutions Group, Inc. Ticker symbol: NASDAQ: HELX Website: www.HelixESG.com Trading will commence on the NASDAQ with new ticker symbol HELX on Monday March 6, 2006 22 Helix Energy Solutions H E L I X E N E R G Y S O L U T I O N S

2005 Objectives Marine Contracting Revenues: $300 - 330 million ($552 million) Margins: 13% - 15% (26%) Oil and Gas 40 - 45 BCFe of production (33 Bcfe) PUD acquisition Mature property acquisition Production Facilities Equity earnings: $22 - 27 million ($11 million) Start up of production from K2/K2N Identify and progress next opportunity Financial Earnings in range $1.00 - $1.35/share ($1.86 per share) No equity dilution Safety TRIR below 1.8 (1.7) 23 Report Card